UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K AMENDMENT

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 West 18th Street, 9th Floor New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 393-4365

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)

Pursuant to a letter from Moore Stephens Wurth Frazer and Torbet, LLP ("Moore Stephens") to AXM Pharma, Inc. (the “Company”), dated October 6, 2006, Moore Stephens resigned as the Company's independent principal accountant, effective October 6, 2006.

Moore Stephens was engaged as the Company's independent principal accountants on July 10, 2006.  Since that time Moore Stephens' report on the financial statements neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.  Since the time they were engaged as the Company's independent principal accountants, the Company and Moore Stephens had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The board did not recommend or approve the resignation of Moore Stephens as the Company's independent principal accountant.

Item 9.01

Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
16	Letter on change of certifying accountant, dated October 6 2006, from Moore Stephens Wurth Frazer and Torbet, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  October 11, 2006

        By:     /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16	Letter on change of certifying accountant, dated October 6 2006, from Moore Stephens Wurth Frazer and Torbet, LLP to the Securities and Exchange Commission.